As filed with the Securities and Exchange Commission on October 6, 2009
Registration No. 333-151559
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	8711	22-3341267
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

195 Clarksville Road
Princeton Junction, New Jersey 08550
(609) 716-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Sotirios J. Vahaviolos, Ph.D.
Chairman, President and Chief Executive Officer
195 Clarksville Road
Princeton Junction, New Jersey 08550
(609) 716-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew C. Freedman, Esq. Sheldon G. Nussbaum, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone (212) 318-3000 Fax (212) 318-3400	William J. Whelan, III, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Telephone (212) 474-1000 Fax (212) 474-3700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Aggregate	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Maximum Offering	Registration Fee
Securities to be Registered	Registered(1)	Share	Price	(2) (3)
Common Stock, $.01 par value per share	10,000,000	$16.00	$160,000,000	$8,928.00

(1)	Includes shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to rule 457(a) under the Securities Act of 1933.

(3)	$9,625.50 previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend certain exhibits to the registration statement as indicated in the Exhibit Index of the registration statement. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II, the signatures and the Exhibit Index of the registration statement.

Part II

Information not required in prospectus.

Item 16.	Exhibits and financial statement schedules.

(a) Exhibits.

The information required by this item is set forth on the exhibit index that follows the signature page of this Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton Junction, New Jersey, on October 6, 2009.

MISTRAS GROUP, INC.
(Registrant)

By:	/s/ Sotirios J. Vahaviolos
Sotirios J. Vahaviolos
Chairman, President and Chief Executive Officer

Signatures

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ Sotirios J. Vahaviolos Sotirios J. Vahaviolos		Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	October 6, 2009

/s/ Paul Peterik Paul Peterik		Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary	October 6, 2009

* Elizabeth Burgess		Director	October 6, 2009

* Daniel M. Dickinson		Director	October 6, 2009

* James J. Forese		Director	October 6, 2009

* Michael J. Lange		Director	October 6, 2009

* Manuel N. Stamatakis		Director	October 6, 2009

*By:	/s/ Sotirios J. Vahaviolos Sotirios J. Vahaviolos As Attorney-in-Fact

Exhibit index

Exhibit
no.		Description

1	.1*	Form of Underwriting Agreement.
3	.1*	Second Amended and Restated Certificate of Incorporation.
3	.2*	Amended and Restated Bylaws.
4	.1*	Specimen common stock certificate.
5	.1*	Opinion of Fulbright & Jaworski L.L.P.
10	.1*	Form of Indemnification Agreement for directors and officers.
10.2		Amended and Restated Credit Agreement, as amended.
10.3		Second Amended and Restated Credit Agreement dated as of July 22, 2009.
10	.4*	Employment Agreement by and between the registrant and Dr. Vahaviolos.
10	.5*	2007 Stock Option Plan and form of Stock Option Agreement.
10	.6*	2009 Long-Term Incentive Plan.
10	.7*	Form of 2009 Long-Term Incentive Plan Stock Option Agreement.
10	.8*	Form of 2009 Long-Term Incentive Plan Restricted Stock Agreement
21.1		Subsidiaries of the Registrant.
23	.1*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
23	.2*	Consent of PricewaterhouseCoopers LLP.
24	.1*	Power of Attorney (on signature page).
99	.1*	Consent of Richard H. Glanton.

*	Previously filed.

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